                                                                  Exhibit (h)(1)


                              FUND ACCOUNTING AND
                           ADMINISTRATION AGREEMENT


          This AGREEMENT made as of June 4, 2001 by and among EXCELSIOR FUNDS, INC., a Maryland corporation (the "Company"), SEI INVESTMENTS MUTUAL FUND SERVICES, a Delaware business trust ("SEI"), FEDERATED SERVICES COMPANY ("FSC"), a Pennsylvania Corporation, and U.S. TRUST COMPANY ("U.S. Trust"), a Connecticut state bank and trust company (SEI, FSC and U.S. Trust are collectively referred to as the "Administrators").

                                  WITNESSETH:

          WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company wishes to retain the Administrators to provide, as co-administrators, certain accounting and administration services with respect to one or more of the Company's investment portfolios (individually, a "Fund," and collectively, the "Funds"), as described and set forth on one or more exhibits to this Agreement, and the Administrators are willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   Appointment.  The Company hereby appoints the Administrators to
               -----------
provide accounting and administration services to the Funds for the period and on the terms set forth in this Agreement. The Administrators accept such appointment and agree to furnish the services herein set forth in return for the compensation as provided in Section 4 of this Agreement. In the event that the Company establishes one or more investment portfolios other than the Funds with respect to which it decides to retain the Administrators to act as co-administrators hereunder, the Company shall notify the Administrators in writing. If the Administrators are willing to render such services to a new investment portfolio, they shall so notify the Company in writing whereupon such investment portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds, except to the extent that said provisions (including those relating to the compensation payable by the Company) may be modified with respect to such investment portfolio in writing by the Company and the Administrators at the time of the addition of such new investment portfolio.

          2.   Delivery of Documents.  The Company has furnished each of the
               ---------------------
Administrators with copies, properly certified or authenticated, of each of the following:

          (a) Resolutions of the Company's Board of Directors authorizing the appointment of the Administrators to provide certain administration services to the Company and approving this Agreement;

          (b)  The Company's Articles of Incorporation ("Charter");

          (c)  The Company's Bylaws ("Bylaws");

          (d) The Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on August 8, 1984;

          (e) The Company's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (No. 2-92665) (the "Registration Statement") under the Securities Act of 1933 and the 1940 Act, as filed with the SEC;

          (f)  The Company's Amended and Restated Administrative Services
Plan; and

          (g) The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

          The Company will timely furnish each of the Administrators from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     3.   Services and Duties.  Subject to the supervision and control of
          -------------------
the Company's Board of Directors, and as delineated on one or more Exhibits to the Agreement, the Administrators agree to assist in supervising various aspects of each Fund's administrative operations, including the performance of the following specific services for each Fund:

          (a) Providing office facilities (which may be in the offices of any of the Administrators or a corporate affiliate of any of them, but shall be in such location as the Company shall reasonably approve);

          (b) Furnishing statistical and research data, clerical services, and stationery and office supplies;

          (c) Keeping and maintaining all financial accounts and records (other than those required to be maintained by the Company's Custodian and Transfer Agent);

          (d) Computing each Fund's net asset value, net income and net capital gain (loss) in accordance with the Company's Prospectus and resolutions of its Board of Directors;

          (e) Compiling data for and preparing for execution and filing with the SEC required reports and notices to shareholders of record and the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR and timely Rule 24f-2 Notices;

          (f) Compiling data for, and preparing for execution and filing all reports or other documents required by Federal, state and other applicable laws and regulations, including those required by applicable laws and regulations, including those required by applicable Federal and state tax laws (other than those required to be filed by the Company's Custodian or Transfer Agent);

          (g) Reviewing, providing advice with respect to, and filing with the National Association of Securities Dealers, Inc. all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

          (h) Assisting in developing and monitoring secondary compliance procedures for each Fund and any class or series thereof, including, without limitation, procedures to monitor compliance on a secondary basis with applicable law and regulations, each Fund's investment objectives, policies and restrictions, its continued qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, and other tax matters, it being understood that the services provided by the Administrators pursuant to this paragraph are not intended and do not supplant the Funds' advisers' compliance obligations, and the Administrators are not liable for compliance violations resulting from the acts or omissions of the Funds' adviser;

          (i) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that each Administrator will only be responsible for monitoring arrangements with Service Organizations with whom the Administrator has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, the Administrators shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties;

          (j) Determining, together with the Company's Board of Directors, the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, maintaining the registration or qualification of shares for sale under the securities laws of any state.
Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund;

          (k) Assisting to the extent requested by the Company and its outside counsel with the preparation of the Company's Registration Statement on Form N-1A or any replacement therefor; and

          (l) Assisting in the monitoring of regulatory and legislative developments which may affect the Company and, in response to such developments, counseling and assisting the Company in routine regulatory examinations or investigations of the Company, and working with outside counsel to the Company in connection with regulatory matters or litigation.

     In addition, the parties shall also provide the services set forth in the Exhibits to this Agreement.

     In performing their duties as co-administrators of the Company, the Administrators (a) will act in accordance with the Company's Charter, Bylaws, Prospectus and the instructions and directions of the Company's Board of Directors and will conform to, and comply with, the requirements of the 1940 Act and all other applicable Federal or state laws and regulations, and (b) will consult with outside legal counsel to the Company, as necessary or appropriate.

     The Administrators will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act in connection with the services required to be performed hereunder. The Administrators further agree that all such records which they maintain for the Company are the property of the Company and further agree to surrender promptly to the Company any of such records upon the Company's request.

     4.   Fees; Expenses; Expense Reimbursement.
          -------------------------------------

     For the services rendered pursuant to this Agreement for all Funds (except the International, Pacific/Asia, Pan European, Latin America and Emerging Markets Funds), the Administrators shall be entitled jointly to a fee based on the average net assets of the Company, determined at the following annual rates applied to the average combined daily net assets of all of the Funds (except the International, Pacific/Asia, Pan European, Latin America and Emerging Markets Funds) and all of the investment portfolios of Excelsior Tax-Exempt Funds, Inc. and Excelsior Institutional Trust (the "Trust") (except the International Equity Fund of the Trust): .20% of the first $200 million; .175% of the next $200 million; and .15% of any amount in excess of $400 million. Each Fund (except the International, Pacific/Asia, Pan European, Latin America and Emerging Markets Funds) will pay a portion of the total fee payable by the Company in an amount equal to the proportion that such Fund's average daily net assets bears to the total average daily net assets of all the Funds of the Company (except the International, Pacific/Asia, Pan European, Latin America and Emerging Markets Funds). For the services provided to the International, Pacific/Asia, Pan European, Latin America and Emerging Markets Funds, the Administrators shall be entitled jointly to a fee, at the annual rate of .20% of the average daily net assets of each such Fund. The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each Fund. Such fees are to be computed daily and paid monthly on the first business day of the following month. Upon any termination of this Agreement before the end of any month, the fee for such part of the month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          For purposes of determining fees payable to the Administrators, the value of each Fund's net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Company's Board of Directors.

          The Administrators will from time to time employ or associate with themselves such person or persons as they may believe to be fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrators and the Company. The compensation of such person or persons for such employment shall be paid by the Administrators and no obligation may be incurred on behalf of the Company in such respect.

          The Administrators will bear all expenses in connection with the performance of their services under this Agreement except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and directors who are not officers, directors, shareholders or employees of the Administrators, or the Company's investment adviser or distributor for the Funds, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, payments to Service Organizations, costs of maintenance of corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Company, provided, however,
                                                              --------  -------
that, except pursuant to a distribution plan, the Company will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds, and further provided that the
                                                       ----------------
Administrators may utilize one or more independent pricing services, approved from time to time by the Board of Directors of the Company, to obtain securities prices in connection with determining the net asset value of each Fund and that each Fund will reimburse the Administrators for its share of the cost of such services based upon its actual use of the services.

          5.   Proprietary and Confidential Information.  The Administrators
               ----------------------------------------
agree on behalf of themselves and their employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrators may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          6.   Limitation of Liability.  Each Administrator shall not be liable
               -----------------------
for any error of judgment or mistake of law or for any loss or expense suffered by the Company in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee or agent of any of the Administrators, who may be or become an officer, director, employee or agent of the Company shall be deemed when rendering services to the Company or acting on any business of the Company (other than services or business in connection with the Administrators' duties hereunder) to be rendering such services to or acting solely for the Company and not as an officer, partner, employee or agent or one under the control or direction of the Administrators even though paid by any of them. The Administrators agree that this Agreement shall not create any joint and/or several liability among the Administrators with respect to services provided by any particular Administrator as set forth herein.

          7.   Term.  This Agreement shall become effective on June 4, 2001 and,
               ----
unless sooner terminated as provided herein, shall continue until July 31, 2002, and thereafter shall continue automatically with respect to each Fund for successive annual periods ending on July 31 of each year, provided such continuance is specifically approved at least annually by the Company's Board of Directors. This Agreement is terminable with respect to each Fund, without penalty, on not less than forty-five (45) days' notice by the Company's Board of Directors or by SEI, FSC or U.S. Trust. This Agreement will terminate automatically in the event of its "assignment" (as defined in the Investment Company Act 1940).

          8.   Governing Law.  This Agreement shall be governed by New York law.
               -------------

          9.   Notices.  All notices required or permitted herein shall be in
               -------
writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to an internationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

          If to the Company:

          Excelsior Funds, Inc.
          One Freedom Valley Drive
          Oaks, Pennsylvania 19456
          Telecopier Number: (610) 676-1040
          Attn: General Counsel

          With copies to:

          W. Bruce McConnel, Esq.
          Drinker Biddle & Reath LLP
          One Logan Square

          18/th/ & Cherry Streets
          Philadelphia, Pennsylvania 19103
          Telecopier Number: (215) 988-2757


          If to SEI:

          SEI Investment Mutual Fund Services
          One Freedom Valley Drive
          Oaks, PA 19456
          Telecopier Number: (610) 676-1040

          If to FSC:

          Federated Services Corporation
          Federated Investors Tower
          1001 Liberty Avenue
          Pittsburgh, Pennsylvania  15222-3779
          Telecopier Number: (412) 288-8141

          If to U.S. Trust:

          U.S. Trust Company
          225 High Ridge Road
          East Building
          Stamford, CT  06905
          Telecopier Number: (203) 352-4488

          10.  Miscellaneous.  Each party represents and warrants that it has
               -------------
full power and authority to enter into this agreement, that the person signing on its behalf below is lawfully authorized to bind the corporation, and that this agreement is the binding obligation of the corporation, enforceable in accordance with its terms. This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, including without limitation the Amended and Restated Administration Agreement dated as of December 31, 1998 by and among the Company, FSC, U.S. Trust and certain other parties, draft or proposal with respect to the subject matter hereof. No provisions of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. If a change or discharge is sought against the Company, the instrument must be signed by each Administrator. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument. This agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date indicated above.


                                    EXCELSIOR FUNDS, INC.

                                    /s/ Frederick S. Wonham
                                    ____________________________
                                    Name:  F. S. Wonham
                                    Title: President and Treasurer


                                    SEI INVESTMENTS MUTUAL FUND
                                    SERVICES

                                    /s/ Timothy D. Barto
                                    ____________________________
                                    Name:  Timothy D. Barto
                                           ---------------------
                                    Title: Vice President &
                                           Assistant Secretary
                                           ---------------------


                                    FEDERATED SERVICES CORPORATION

                                    /s/ C. Grant Anderson
                                    ____________________________
                                    Name: C. Grant Anderson
                                    Title: Vice President


                                    U.S. TRUST COMPANY

                                    /s/ W. Michael Funck
                                    ____________________________
                                    Name:  W. Michael Funck
                                    Title: President and CEO

                                   Exhibit A
                                    to the
                 Fund Accounting and Administration Agreement

                             EXCELSIOR FUNDS, INC.
                             ---------------------


                                  Money Fund
                             Government Money Fund
                              Treasury Money Fund
                     Short-Term Government Securities Fund
                     Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                       Energy and Natural Resources Fund
                         Value and Restructuring Fund
                                Small Cap Fund
                              International Fund
                              Latin America Fund
                               Pacific/Asia Fund
                               Pan European Fund
                             Large Cap Growth Fund
                               Real Estate Fund
                             Emerging Markets Fund
                                Technology Fund
                              Biotechnology Fund

     In consideration of the mutual covenants set forth in the Fund Accounting and Administration Agreement dated as of June 4, 2001 among Excelsior Funds, Inc. (the "Company"), SEI Investments Mutual Fund Services ("SEI"), Federated Services Company ("FSC") and U.S. Trust Company ("U.S. Trust Co."), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the investment portfolios of the Company (individually, a "Fund," and collectively, the "Funds"), and with respect to any class or series thereof, first set forth in this Exhibit.

     Pursuant to Section 3 of the Agreement, SEI agrees to provide facilities, equipment, and personnel to carry out the following accounting and administrative services to the Funds:

Accounting Services:

-------------------------------------------------------------------------------
Cash Processing

     Record T/A paid-in-capital activity using an automated T/A feed Reconcile shares and accruals with the T/A using automated T/A feed Resolve cash movement discrepancies
     Provide 5-day cash projections
     Reconcile differences between accrual and actual cash received from custodian using an automated feed
     Provide advisor with daily cash projection
     Provide one intra-day cash projection for money market advisors Reconcile security balances with custodian using an automated custodian feed

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Validation of Income & Expense Accruals

     Track and validate amortization, accretion, interest, and dividend income for securities
     Modify expense accrual changes at least quarterly
     Process expense payments to service providers monthly as appropriate Process 12(b)-1 payments to service providers
     Ensure income and expense categories are properly classified for reporting purposes

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Income & Capital Gain Distributions

     Calculate and record income and capital gains as required by prospectus Provide distribution factors to client, advisor, and T/A (up to 5 parties) Reconcile with T/A and resolve differences
     Coordinate estimated cash payments required for capital gains and dividends not reinvested

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Security Master File & Trade Processing

     Maintain one security master file with all indicative data elements Receive automated feed of security trades not later than T+1 in SEI 's standard format
     Enter same-day settlement trades on Trade Date (T).
     Validate trade information
     Maintain tax lot records according to a default selected by the advisor Record all mandatory corporate actions, validating income and adjustments Receive and record voluntary corporate actions
     Track international dividend reclaims

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Valuation

     Follow SEI-recommended standard pricing and valuation policies
     Obtain security valuation quotes from reliable industry resources
     Obtain broker quotes for securities whose prices cannot be obtained from pricing vendors (up to 5% of holdings)
     Manage and respond to price challenges by advisor or sub-advisor Investigate stale prices (3 business days for equity securities, 5 business days for fixed income securities)
     Check for trading halts on securities at market close
     Calculate weekly mark-to-market report for money market funds
     Validate prices that deviate from pre-established thresholds
     Calculate NAV of each fund and any class of shares
     Communicate NAVs to NASDAQ & T/A

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Accounting Reporting

     Calculate and submit all required yields to clients and 3/rd/ party reporting agencies
     Produce 6 standard reports:
     DI, Schedule of Investments, Earned Income, Transactional Detail, NAV Impact, and Mark-to-Market Report

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Administrative Services:

-------------------------------------------------------------------------------
Third Party Reporting

     Distribute daily and monthly data feeds to 23 major third party reporting agencies
     Provide fund updates to third party reporting agencies as required
     Assist in resolution of errors reported by third party agencies.
     Provide feeds to SEI's Fund Reporting and to the Periphonics IVR system.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Performance Reporting

     Provide 5 standard reports in electronic format (FTP or email):
     Daily Info, Blackbar, Indices Report, Lipper Rankings, Lipper Comparisons Provide plot points and total return data for financial regulatory reporting (prospectuses, annuals, semi-annuals)
     Provide conversion support
     Provide After-Tax Return Reporting (pending regulatory / legislative requirements)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Financial Statement Preparation

     Create financial statement timeline, review with client, and manage deadlines
     Contact advisor to receive trades on trade date for financial statement semi & year end
     Review "shell" financial statements (prior year numbers, new disclosures, etc.)
     Typeset through SEI-selected typesetter (currently Global Compliance Publishing)
     Identify non-income producing securities
     Send Schedule of Investments to clients by 5/th/ business day (advisor must comment by 12/th/ business day)
     Incorporate advisor changes to Schedule of Investments and provide to printer by 13/th/ business day
     Incorporate ROCSOP adjustments into financial statements
     Incorporate MD&A, graphs, etc. into draft financial statement
     Coordinate review with various departments (legal, tax, audit, etc.) and coordinate changes with printer
     Review "Blueline" and clear for print
     Complete N-SAR and file with the SEC
     Review and release EDGAR version of financial statement to SEC

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Treasury Services

     Set expense assumptions and review preliminary budgets with clients Adjust budget assumptions and discuss with client quarterly
     Calculate monthly revenue by 5/th/ business day
     Create 2A-7 mark-to-market worksheets
     Generate 12B-1 Summary Reports
     Create quarterly dividend payment report
     Report on distribution plan expenditures
     Populate SAIs with fee and expense data
     Complete expense section of prospectus
     Process payments to advisor, sub-advisor, and administrator by 4/th/ business day

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Regulatory Assistance (Compliance)

     Compile reports for audits, where data resides only at SEI
     Assist with SEC inquiries or requests for information with respect to records retained or service provided by SEI
     Prepare EDGAR filings for semi-annual N-SAR and annual form 24f-2
     File N-30Ds
     Keep and maintain all financial accounts and records (other than those required to be maintained by the Company's Custodian and Transfer Agent) Compile data for, and prepare for execution and filing all reports or other documents required by Federal, state and other applicable laws and regulations
     Assist in developing and monitoring secondary compliance procedures for each Fund and any class or series thereof
     Monitor the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under the Company's
     Service Plan, provided that SEI shall only be responsible for monitoring arrangements with Service Organizations with whom SEI has established the service relationship on behalf of the Company

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio Compliance Post-Trade (Secondary) Checks

     Conduct secondary, T+2 quantitative compliance checks on portfolios Update and maintain limitations tests
     Research potential portfolio deviations
     Provide advisors with notice of potential deviations
     Conduct weekly 2a-7 quality / ratings review on money market funds Monitor weekly watch list for second tier securities
     Coordinate monthly tier classification verification with advisors Supply weekly documentation on AAA rated funds to Moody's and S&P Conduct quarterly IRS diversification tests (SubChapter M)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Compliance Training & Consulting

     Monitor regulatory developments and communicate material changes as needed Provide client with SEI's Compliance Manual

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Tax Services

     Compute required capital gains distributions
     Prepare estimated capital gain distributions twice per year (fiscal year end and excise).
     Prepare federal and state tax returns for the RIC
     Coordinate foreign tax credit notification to shareholders
     Prepare year-end 60-day notices
     Prepare year-end provision and tax footnotes
     Provide data for year end 1099 and supplemental tax letters
     Calculate reallocations of income and notify T/A
     Conduct required income qualification tests
     Apply for TIN / EINs to commence business of new RICs
     Advise SEI's Fund Accounting on specific tax issues and assist in resolution of operational tax issues
     Maintain book / tax differences off-line to assist in tax return preparation (no special transactions involved).
     Host quarterly tax update call when available

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Management

     Provide officers of the fund
     Respond to SEC inquiries
     Provide fund's outside counsel with SEI's input to board books or provide access to e-boardroom
     Coordinate with fund's outside counsel on new policies and procedures Document portfolio compliance violations on a quarterly basis, where SEI is named administrator
     Provide advisors with quarterly "advisor checklist" with affiliated trades and authorized signers
     Attend board meetings as an interested party (one SEI representative). Manager board support process
     Provide reduced-rate insurance, both Director & Officer and Fidelity Bond.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Produce Regulatory Reports

     Review SEC required reports and notices to shareholders
     Coordinate with fund's outside counsel on drafting and filing N1-A, prospectuses, supplements, and SAIs
     Provide plot points and total return data for financial regulatory reporting (prospectuses, annuals, semi-annuals, proxies)
     Review annuals, semi-annuals, 24f-2 documents, and N-SARs (for marketing & compliance purposes)
     Design layout and proof content of prospectuses, annuals, and semi-annuals (for marketing & compliance purposes)
     Ensure design is consistent with branding and "look and feel" of other collateral materials
     Recommend number and types of prospectuses
     Assist in development of "wrappers" if required
     Manage production timeline to ensure distribution meets all required deadlines

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribute Regulatory Reports

     Determine print quantities for fund direct S/Hs and ADP beneficial S/Hs. Request distribution quantities and marketing quantities from client contact.
     Coordinate distribution instructions with print vendor
     Manage distribution process to all registered, beneficial, and omnibus shareholders for mailing up to 4 components.
     Manage distribution process to all other interested parties
     (broker/dealers, vendors, fulfillment warehouse, etc.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
General Legal Consulting

     Respond to ad hoc legal requests, where expertise resides at SEI.
     Provide interpretations of significant new federal securities laws and regulations.
     Coordinate, as required, with fund's outside legal counsel.
     Coordinate Blue Sky filings and monitor Blue Sky compliance.
     Coordinate operational agreements (networking agreements, NSCC redemption agreements, etc.)
     Coordinate 401(k) agreements and shareholder service agreements with various record-holders
     Coordinate service agreements with various Supermarkets (Schwab, Fidelity, Jack White, etc.)
     Provide client access to data on Information Access legal website

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Project Management

     Provide consulting and project planning / project management for new funds, products, share classes, or load structures
     Provide consulting and project planning / project management for launch of new fund families

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Operations Support / Vendor Management

     Apply for CUSIPs when new funds are opened
     Apply for NASDAQ ticker symbols and NASDAQ media listings
     Assist in resolving material "as of" trades
     Notify vendors of changes in products, policies, procedures
     Compile third party financier reports, if necessary (FEP funding, etc.) Conduct weekly or "as needed" conference calls with vendors
     Maintain "issues log" on vendors to track status of issues
     Resolve client issues with vendors, if necessary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
General Business Consulting

     Recommend opportunities for asset gathering or asset growth
     Identify client best practices (success stories) and suggest methods for improving client's internal efficiencies
     Conduct general business planning with client

--------------------------------------------------------------------------------

     This Exhibit A may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

       Witness the due execution hereof this 4th day of June, 2001.


                                    EXCELSIOR FUNDS, INC.

                                    /s/ Frederick S. Wonham
                                    ________________________________
                                    Name:  F. S. Wonham
                                    Title: President and Treasurer

                                    SEI INVESTMENTS MUTUAL FUND
                                    SERVICES

                                    /s/ Timothy D. Barto
                                    ____________________________
                                    Name:  Timothy D. Barto
                                           ---------------------
                                    Title: Vice President &
                                           Assistant Secretary
                                           ---------------------

                                    U.S. TRUST COMPANY

                                    /s/ W. Michael Funck
                                    ________________________________
                                    Name:  W. Michael Funck
                                    Title: President and CEO

                                   Exhibit B
                                    to the
                 Fund Accounting and Administration Agreement

                             EXCELSIOR FUNDS, INC.
                             ---------------------

                                  Money Fund
                             Government Money Fund
                              Treasury Money Fund
                     Short-Term Government Securities Fund
                     Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                       Energy and Natural Resources Fund
                         Value and Restructuring Fund
                                Small Cap Fund
                              International Fund
                              Latin America Fund
                               Pacific/Asia Fund
                               Pan European Fund
                             Large Cap Growth Fund
                               Real Estate Fund
                             Emerging Markets Fund
                                Technology Fund
                              Biotechnology Fund

          In consideration of the mutual covenants set forth in the Fund Accounting and Administration Agreement dated as of June 4, 2001 among Excelsior Funds, Inc. (the "Company"), SEI Investments Mutual Fund Services ("SEI"), Federated Services Company ("FSC") and U.S. Trust Company ("U.S. Trust Co."), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

          Pursuant to Section 3 of the Agreement, FSC agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

     (a) Performing a due diligence review of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

     (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

     (c) Reviewing, providing advice with respect to, and filing with the National Association of Securities Dealers, Inc. all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

     (d)  Preparing distributor's reports to the Company's Board of Directors;

     (e) Performing internal audit examinations in accordance with a charter to be adopted by FSC and the Company;

     (f) Upon request, providing individuals reasonably acceptable to the Company's Board of Directors for nomination, appointment, or election as officers of the Company, who will be responsible for the management of certain of the Funds' affairs as determined by the Company;

     (g) Consulting with the Funds and the Company's Board of Directors, as appropriate, on matters concerning the distribution of Funds;

     (h) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that FSC will only be responsible for monitoring arrangements with Service Organizations with whom FSC has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, FSC shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties; and

     (i) Consulting with SEI and the Company regarding the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, reviewing and monitoring the actions of SEI in maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund.

     This Exhibit B may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     Witness the due execution hereof this 4th day of June, 2001.


                                   EXCELSIOR FUNDS, INC.

                                   By: /s/ Frederick S. Wonham
                                       ----------------------------------
                                       Name:  Frederick S. Wonham
                                       Title: President and Treasurer


                                       FEDERATED SERVICES COMPANY

                                   By: /s/ C. Grant Anderson
                                       ----------------------------------
                                       Name:  C. Grant Anderson
                                       Title: Vice President


                                   U.S. TRUST COMPANY

                                   By: /s/ W. Michael Funck
                                       ----------------------------------
                                       Name:  W. Michael Funck
                                       Title: President and CEO

                                   Exhibit C
                                    to the
                 Fund Accounting and Administration Agreement

                             EXCELSIOR FUNDS, INC.
                             ---------------------

                                  Money Fund
                             Government Money Fund
                              Treasury Money Fund
                     Short-Term Government Securities Fund
                     Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                       Energy and Natural Resources Fund
                         Value and Restructuring Fund
                                Small Cap Fund
                              International Fund
                              Latin America Fund
                               Pacific/Asia Fund
                               Pan European Fund
                             Large Cap Growth Fund
                               Real Estate Fund
                             Emerging Markets Fund
                                Technology Fund
                              Biotechnology Fund

          In consideration of the mutual covenants set forth in the Amended and Restated Administration Agreement dated as of June 4, 2001 among Excelsior Funds, Inc. (the "Company"), SEI Investments Mutual Fund Services ("SEI"), Federated Services Company ("FSC") and U.S. Trust Company ("U.S. Trust Co."), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

          Pursuant to Section 3 of the Agreement, U.S. Trust Co. agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

     (a) Providing guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

     (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

     (c) Consulting with the Funds and the Company's Board of Directors, as appropriate, on matters concerning the administration and operation of the Funds;

     (d) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that U.S. Trust Co. will only be responsible for monitoring arrangements with Service Organizations with whom U.S. Trust Co. has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, U.S. Trust Co. shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties.

          This Exhibit C may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

          Witness the due execution hereof this 4th day of June, 2001.



                                   EXCELSIOR FUNDS, INC.

                                   By: /s/ Frederick S. Wonham
                                       ----------------------------------
                                       Name:  Frederick S. Wonham
                                       Title: President and Treasurer


                                   U.S. TRUST COMPANY

                                   By: /s/ W. Michael Funck
                                       ----------------------------------
                                       Name:  W. Michael Funck
                                       Title: President and CEO



                                      C-2